AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY
15, 1996                   Registration Statement No. 33-_______

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                            __________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                            __________________

                     THE MAY DEPARTMENT STORES COMPANY
          (Exact Name of Registrant as Specified in its Charter)

                New York                                    43-0398035
               (State of Incorporation)                (I.R.S. Employer)
                                                       Identification No.)
               611 Olive Street, St. Louis, Missouri              63101-1799
               (Address of Principal Executive Offices)               (Zip Code)

                     THE MAY DEPARTMENT STORES COMPANY
                            PROFIT SHARING PLAN
                           (Full Title of Plan)

                         RICHARD A. BRICKSON, Esq.
                           Secretary and Counsel
                     THE MAY DEPARTMENT STORES COMPANY
                             611 Olive Street
                         St. Louis, Missouri 63101
                              (314) 342-6300
         (Name, Address and Telephone Number of Agent for Service)

                    CALCULATION OF REGISTRATION FEE
             Amount          Proposed     Proposed   Amount of
Title of     Being           Maximum      Maximum    Registration
Securities   Registered(1)   Offering     Aggregate  Fee(3)
Being                        Price Per    Offering
Registered(1)                Unit(2)      Price(2)
Common Stock
($.50 par    3,312,000       $44.3125  $146,763,000   $50,607.93
value)       shares
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices reported on the New York Stock Exchange on February 9, 1996. The price is an estimate used solely for the purpose of computing the filing fee and is not a representation of the actual offering price.
(3) The registration fee has been established pursuant to Section 6(b) of the Securities Act of 1933.

Part I

The Section 10(a) prospectus relating to The May Department Stores Company Profit Sharing Plan (the "Plan") is omitted from this
Registration Statement pursuant to the Note to the Instructions to
Part I of Form S-8.

Part II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange
Commission (the "Commission") are hereby incorporated by reference:

(a) Registrant's Annual Report on Form 10-K filed for the fiscal year ended January 28, 1995.

(b) Annual Report of Form 11-K filed by the Plan for the Plan year ended December 31, 1994.

(c) All other reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by Registrant's Annual Report referred to in (a) above, including Registrant's Quarterly Reports on Form 10-Q, if any.

(d) The description of the Registrant's shares of common stock contained in the Registrant's registration statement (Registration No. 33-8430) on Form S-4 dated September 2, 1986, filed by Registrant pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and Registrant's Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3(a) of Registrant's Annual Report on Form 10-K for the year ended January 29, 1994), including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and amended, to constitute part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not Applicable.

Item 6. Indemnification of Directors and Officers.
Article 7 of the New York Business Corporation Law ("NYBCL") and a provision of the Registrant's By-Laws provide for the indemnification of directors and officers under certain conditions including the possibility of indemnification against liabilities under the Securities Act of 1933 (the "Act"). In addition, the Registrant has entered into indemnification agreements with each director and certain executive officers of the Registrant. Each indemnification agreement provides, among other things, (i) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines, penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the NYBCL; (ii) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Registrant shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (iii) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Registrant which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Registrant's indemnification obligations under the agreement; and (iv) that no legal action be brought and no cause of action be asserted by or on behalf of the Registrant against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Registrant. In addition, the Registrant has a directors and officers liability insurance policy.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The following Exhibits are filed as part of this Registration
Statement:

(4)(a) Restated Certificate of Incorporation of the Registrant, (incorporated herein by reference to
             Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the Fiscal Year ended January 29,
             1994)

(4)(b) By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) of the Registrant's
             Annual Report on Form 10-K for the fiscal year ended January 28, 1995)

(4)(c) Form of Rights Agreement, dated as of August 19, 1994, between Registrant and The Bank of New York, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of the Registrant's Current Report on Form 8-K dated September 2, 1994)

(5)(a)       Internal Revenue Service Determination Letter dated
             December 16, 1994, determining that the Plan is qualified under Section 401(a) of the Internal
             Revenue Code

(5)(b) Opinion re compliance of amended provisions of Plan with ERISA requirements pertaining to such provisions

(23)(a)      Consent of Arthur Andersen LLP

(23)(b) Consent of Counsel (included in the opinion filed as Exhibit 5(b) to this Registration Statement)

(24)         Powers of Attorney

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of February, 1996.

                          THE MAY DEPARTMENT STORES COMPANY

                          By:    /s/ Richard A. Brickson
                              Name: Richard A. Brickson
                              Title: Secretary and Senior Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature           Title                          Date

David C. Farrell*   Director, Chairman of the   February 15, 1996
David C. Farrell    Board and Chief Executive
 Officer (Principal
 Executive Officer)

Jerome T. Loeb*     Director, President and     February 15, 1996
Jerome T. Loeb      Chief Financial Officer
                    (Principal Financial and
                    Accounting Officer)

Richard L. Battram* Director and Vice Chairman  February 15, 1996
Richard L. Battram

Thomas A. Hays*     Director and Deputy         February 15, 1996
Thomas A. Hays      Chairman

Edward H. Meyer*    Director                    February 15, 1996
Edward H. Meyer

Russell E. Palmer*  Director                    February 15, 1996
Russell E. Palmer

Michael R. Quinlan* Director                    February 15, 1996
Michael R. Quinlan

William P. Stiritz* Director                    February 15, 1996
William P. Stiritz

Robert D. Storey*   Director                    February 15, 1996
Robert D. Storey

Murray L. Weidenbaum* Director                  February 15, 1996
Murray L. Weidenbaum


*    By:   /s/ Richard A. Brickson
           Richard A. Brickson
           Attorney-in-Fact


The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Subcommittee of The May Department Stores Company Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis and State of Missouri, on the 15th day of February 15, 1996.

The May Department Stores Company Profit Sharing Plan


     By:   /s/ Richard A. Brickson
           Richard A. Brickson, Member
           Administrative Subcommittee


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature           Title                          Date

/s/Donald N. Baxter    Member, Administrative   February 15, 1996
Donald N. Baxter       Subcommittee

/s/Richard A. Brickson Member, Administrative   February 15, 1996
Richard A. Brickson    Subcommittee

/s/Jan R. Kniffen      Member, Administrative   February 15, 1996
Jan R. Kniffen         Subcommittee

EXHIBIT INDEX

(4)(a)     Restated Certificate of Incorporation of the
           Registrant, (incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on
           Form 10-K for the Fiscal Year ended January 29, 1994)

(4)(b) By-laws of the Registrant (incorporated herein by reference to Exhibit 3(b) of the Registrant's Annual
           Report on Form 10-K for the fiscal year ended January
           28, 1995)

(4)(c) Form of Rights Agreement, dated as of August 19, 1994, between Registrant and The Bank of New York, which includes as Exhibit A thereto, the Form of Rights Certificate (incorporated herein by reference to Exhibit 1 of the Registrant's Current Report on Form 8-K dated September 2, 1994)

(5)(a)     Internal Revenue Service Determination Letter dated
           December 16, 1994, determining that The May
           Department Stores Company Profit Sharing Plan is qualified under Section 401(a) of the Internal
           Revenue Code

(5)(b) Opinion re compliance of amended provisions of Plan with ERISA requirements pertaining to such provisions

(23)(a)    Consent of Arthur Andersen LLP

(23)(b) Consent of Counsel (included in the opinion filed as Exhibit 5(b) to this Registration Statement)

(24)       Powers of Attorney

                               EXHIBIT 5(a)

INTERNAL REVENUE SERVICE                            PAYMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX A-3617 DPN20-6
CHICAGO, IL 60690
                                 Employer Identification Number:
Date:                                 43-0398035
                                 File holder Number:
                                      430002397
THE MAY DEPARTMENT STORES        Person to Contact:
  COMPANY                             MELVIN WALDMAN
611 OLIVE STREET                 Contact Telephone Number:
ST. LOUIS, MO 63101                   (312) 886-9592
                                 Plan Name:
                                      PROFIT SHARING PLAN

                                 Plan Number:  003

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-
1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated November 23, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on June 27, 1994.

     This plan has been mandatorily desegregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.
                                  5(a)-1

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This plan also satisfies the requirements of section
1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     This plan qualifies for Extended Reliance described in the last paragraph of Publication 794 under the caption "Limitations of a Favorable Determination Letter".

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                 Sincerely yours,



                                 Marilyn W. Day
                                 District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans
Addendum








                                  5(a)-2

     This determination letter expresses the opinion that the plan meets the requirements of Internal Revenue Code Section
4975(e)(7) regarding Employee Stock Ownership Plans.

     This determination letter is applicable for the amendments adopted on May 15, 1990, July 9, 1991, January 1, 1993, September
30, 1993, April 30, 1994 and September 1, 1994.













































                                  5(a)-3

                               EXHIBIT 5(b)

                                 February 8, 1996



The Board of Directors
The May Department Stores Company
611 Olive Street
St. Louis, MO  63101




     RE:  THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING
          PLAN, AS AMENDED THROUGH DECEMBER 31, 1994, AND ON
          JANUARY 1, 1995 AND AUGUST 29, 1995


Ladies and Gentlemen:

     We have acted as counsel to The May Department Stores Company, a New York corporation (the "Company"), in connection with its January 1, 1995 and August 29, 1995 amendments (the "Amendments") to The May Department Stores Company Profit Sharing Plan (the "Plan"). In connection with the Form S-8 Registration Statement (the "Registration Statement"), being filed on or about February 16, 1996 by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), the Company has requested us to furnish our opinion as to whether the Plan, as amended, complies with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including (i) the Plan, as in effect prior to the Amendments,
(ii) the December 16, 1994 determination letter from the Internal Revenue Service to the effect that the Plan constitutes a qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that the employee stock ownership plan component thereof constitutes an "employee stock ownership plan" within the meaning of section 4975(e)(7) of the Code, and (iii) the Amendments in the form adopted. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all




                                  5(b)-1
documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have made such other examination of law and facts as we considered necessary in order to form a basis for the opinions hereinafter expressed.

     We are admitted to the bar of the States of New York and California and we express no opinion as to the laws of any other jurisdiction other than, to the extent specifically referred to herein, the federal laws of the United States of America.

     Based upon the foregoing, it is our opinion that the provisions of the Amendments are in compliance in all material respects with the applicable requirements of ERISA.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act and the Rules.

                                 Very truly yours,



                                 Skadden, Arps, Slate, Meagher
                                   & Flom





















                                  5(b)-2

                              EXHIBIT 23 (A)

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 20, 1995, incorporated by reference in The May Department Stores Company's Form 10-K for the year ended January 28, 1995, and to our report dated April 17, 1995, included in The May Department Stores Company Profit Sharing Plan Form 11-K for the year ended December 31, 1994, and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP

1010 Market Street
St. Louis, Missouri 63101-2089
February 14, 1996

                                EXHIBIT 24

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 13th day of February, 1996.



                                     /s/ Richard L. Battram
                                 Richard L. Battram

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of February, 1996.



                           /s/  David C. Farrell
                         David C. Farrell

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of February, 1996.



                                    /s/ Thomas A. Hays
                                 Thomas A. Hays

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of February, 1996.



                                   /s/  Jerome T. Loeb
                                 Jerome T. Loeb

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of February, 1996.



                                    /s/ Edward H. Meyer
                                 Edward H. Meyer

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 8th day of February, 1996.



                                    /s/ Russell E. Palmer
                                 Russell E. Palmer

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 9th day of February, 1996.



                                    /s/ Michael R. Quinlan
                                 Michael R. Quinlan

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 12th day of February, 1996.



                                    /s/ William P. Stiritz
                                 William P. Stiritz

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 9th day of February, 1996.



                                    /s/ Robert D. Storey
                                 Robert D. Storey

                             POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Richard A. Brickson, Louis J. Garr, Jr., and Jerome T. Loeb, and each or any one of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all registration statements, amendments thereto and post-effective amendments thereto with respect to The May Department Stores Company Profit Sharing Plan and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to perfect and complete such filing(s), as fully to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

     Dated this 8th day of February, 1996.



                                    /s/ Murray L. Weidenbaum
                                 Murray L. Weidenbaum